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                                                       EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Chiron Corporation pertaining to the Chiron 1991 Stock Option Plan of our report dated January 27, 1995, with respect to the consolidated financial statements of Ciba Corning Diagnostics Corp. included in the Current Report Form 8-K/A of Chiron Corporation dated January 4, 1995, as amended on March 17, 1995, filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP



Boston, Massachusetts
December 15, 1995